Exhibit 99.1

PRESS RELEASE

Smartkem Reports Third Quarter 2024 Financial Results

Manchester, England – Tuesday, November 12, 2024 – Smartkem (Nasdaq: SMTK), positioned to power the next generation of displays using its disruptive organic thin-film transistors (OTFTs), today provides a business update and reports financial results for the three and nine months ended September 30, 2024.

Smartkem Chairman and CEO, Ian Jenks, commented:

"During the third quarter of 2024, we continued to gain traction in our drive to commercialize our proprietary semiconductor materials, which enable flexible, transparent and lightweight microLED displays. In September, we entered into a joint development agreement with Chip Foundation to develop microLED-based backlight technology for LCDs, further expanding our ongoing collaborations with leading display manufacturers. In addition, ITRI has requested Smartkem apply our innovations to develop packaging solutions for advanced computer and AI chips.

“Together with our developmental partners, our printable semiconductor inks have the potential to solve a number of microLED display manufacturing challenges using flexible plastic substrates and low temperature processes. We believe our organic transistor technology has the potential to catalyze the microLED display industry, which is expected to grow from $150 million in revenue in 2024 to over $4 billion by 2031[1].

“Looking into 2025, we are focused on delivering qualifications and design wins on existing and new collaborations as we seek to increase the adoption of advanced display technologies using our technology,” concluded Jenks.

Recent Business Highlights

•	Signed a JDA with Shanghai Chip Foundation Semiconductor Technology Co., to co-develop a new generation of microLED-Based backlight technology for Liquid Crystal Displays
•	Presented keynote at the PlayNitride 2024 MicroLED Technology Forum, where we demonstrated the inherent advantages and inevitability of microLED display mass adoption, including high durability, extremely strong brightness, de-coupled production processing, and high aperture ratio.
•	Demonstrated our leadership in organic transistor technology:
o	Exhibited at SEMICON® Taiwan 2024.
o	Delivered presentation titled "Chip-First Active-Matrix Fabrication Approach Improves Transistor Connectivity to Micro-LEDs for Higher Yielding Displays" and exhibited at the 24th International Meeting on Information Display (IMID) 2024 in Korea.
o	Presented "Developing Flexible Integrated Circuits Through Customized Organic TFTs" at The International Conference on Flexible and Printed Electronics (ICFPE) 2024.
o	Exhibited at TechBlick: The Future of Electronics Reshaped global conference in Berlin.
o	Exhibited at the 6th National Conference on Organic Field-Effect Transistors in Hangzhou, China.

1 2024 Omdia Report

PRESS RELEASE

Q3 2024 Financial Highlights:

•	Cash and cash equivalents were $1.8 million as of September 30, 2024, compared to $8.8 million as of December 31, 2023.
•	Operating expenses were $3.0 million for the three months ended September 30, 2024, compared $2.7 million for the same period of 2023.
•	Revenues were nil for the three months ended September 30, 2024, compared to $3 thousand for the same period of 2023 in which the company sold OTFT backplanes and TRUFLEX materials for customer assessment and development costs.

About Smartkem

Smartkem is seeking to reshape the world of electronics with its disruptive organic thin-film transistors (OTFTs) that have the potential to drive the next generation of displays. Smartkem’s patented TRUFLEX® liquid semiconductor polymers, can be used to make a new type of transistor that can be used in a number of display technologies, including next generation microLED displays. Smartkem’s inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing models.

Smartkem develops its materials at its research and development facility in Manchester, UK and its semiconductor manufacturing processes at the Centre for Process Innovation (CPI) at Sedgefield, UK. It has a field application office in Taiwan. The company has an extensive IP portfolio including 125 granted patents across 19 patent families and 40 codified trade secrets. For more information, visit: www.smartkem.com and follow us on LinkedIn www.linkedin.com/company/smartkem-limited.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Smartkem’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem Inc.’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

PRESS RELEASE

Contact Details:

Barbra Keck, Chief Financial Officer, Smartkem

b.keck@smartkem.com

Selena Kirkwood, Head of Communications, Smartkem

s.kirkwood@smartkem.com

U.S. Investors

David Barnard, CFA

Alliance Advisors Investor Relations

T: 1 415 433 3777

dbarnard@allianceadvisors.com

PRESS RELEASE

SMARTKEM, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except number of shares and per share data)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,783	$8,836
Accounts receivable	—	268
Research and development tax credit receivable	1,163	610
Prepaid expenses and other current assets	804	811
Total current assets	3,750	10,525
Property, plant and equipment, net	353	455
Right-of-use assets, net	197	285
Other assets, non-current	6	7
Total assets	$4,306	$11,272

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$1,463	$1,178
Lease liabilities, current	165	230
Other current liabilities	367	360
Total current liabilities	1,995	1,768
Lease liabilities, non-current	31	19
Warrant liability	—	1,372
Total liabilities	2,026	3,159

Commitments and contingencies (Note 7)	—	—

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, 856 and 13,765 shares issued and outstanding, at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 1,780,472 and 889,668 shares issued and outstanding, at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	113,374	104,757
Accumulated other comprehensive loss	(1,297)	(1,578)
Accumulated deficit	(109,797)	(95,066)
Total stockholders' equity	2,280	8,113
Total liabilities and stockholders’ equity	$4,306	$11,272

PRESS RELEASE

SMARTKEM, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except number of shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$—	$3	$40	$27
Cost of revenue	—	1	32	23
Gross profit	—	2	8	4

Other operating income	287	257	725	695

Operating expenses
Research and development	1,504	1,568	3,938	4,104
Selling, general and administrative	1,578	1,268	4,784	4,025
(Gain)/loss on foreign currency transactions	43	118	75	186
Total operating expenses	3,125	2,954	8,797	8,315

Loss from operations	(2,838)	(2,695)	(8,064)	(7,616)

Non-operating income/(expense)
Gain/(loss) on foreign currency transactions	—	(787)	(249)	248
Transaction costs allocable to warrants	—	—	—	(198)
Change in fair value of the warrant liability	—	458	672	461
Interest income/(expense)	(4)	2	5	8
Total non-operating income/(expense)	(4)	(327)	428	519

Loss before income taxes	(2,842)	(3,022)	(7,636)	(7,097)
Income tax expense	—	—	(1)	—
Net loss	$(2,842)	$(3,022)	$(7,637)	$(7,097)

Net loss	$(2,842)	$(3,022)	$(7,637)	$(7,097)
Other comprehensive loss:
Foreign currency translation	125	850	281	(123)
Total comprehensive loss	$(2,717)	$(2,172)	$(7,356)	$(7,220)

Common share data:
Basic net loss per common share*	$(0.86)	$(1.78)	$(2.49)	$(5.82)
Diluted net loss per common share*	$(0.86)	$(1.78)	$(4.80)	$(5.82)
Dividend per common share	$—	$—	$(2.31)	$—

Weighted average number of basic shares outstanding*	3,308,975	1,701,166	3,068,110	1,219,450
Weighted average number of diluted shares outstanding*	3,308,975	1,701,166	3,068,110	1,219,450

*	reflects a one-for-thirty-five (1:35) reverse stock split effected on September 21, 2023

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